UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2009
DELPHI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Not applicable.
(e) On February 11, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Delphi Financial Group, Inc. (the “Company”), upon the recommendation of management, determined that neither cash bonus payments nor equity awards would be made for the 2008 year to Robert Rosenkranz, the Company’s Chief Executive Officer, Donald A. Sherman, the Company’s President and Chief Operating Officer, and to certain other senior officers of the Company. Also upon the recommendation of management, the Committee determined that the senior officers of the Company and its respective subsidiaries, including the named executive officers, would not receive base salary increases for 2009.
On February 11, 2009, pursuant to the Reliance Standard Life Insurance Company (“RSL”) annual management incentive compensation plan for 2008, the Committee approved 2008 cash bonus payments to Thomas W. Burghart, the Company’s principal accounting and financial officer, and Lawrence E. Daurelle, RSL's President & Chief Executive Officer, in the amounts of $129,000 and $354,200, respectively. Such awards were made on a discretionary basis because, despite strong operating performance for the year, RSL did not attain the 2008 operating income goal set forth in such plan due to a shortfall in its investment income.
On February 11, 2009, the Committee adopted 2009 performance goals for Messrs. Rosenkranz and Sherman pursuant to the Company’s Annual Incentive Compensation Plan (the “2009 Goals”). The 2009 Goals, similar to the goals for previous years for these officers, contain various independent performance elements for 2009, which, if satisfied in their entirety, will enable them to earn percentages of their respective base salaries equal to 350%, in Mr. Rosenkranz’s case, and 245%, in Mr. Sherman’s case, subject to the ability of the Committee to exercise negative discretion to reduce such amounts. These elements include operating earnings per share, operating return on equity, Company stock performance, performance of the Company’s investment portfolio, the implementation of a new investment or insurance product initiative and the completion of specified capital markets and acquisition transactions.
On February 11, 2009, the Committee also approved the levels of the cash bonuses potentially attainable by Messrs. Daurelle and Burghart under the RSL annual management incentive compensation plan for 2009 in connection with the attainment by RSL of the 2009 operating income goal set forth in such plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: February 18, 2009